UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 18, 2024

Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Texas AND Virginia	1-10042	75-1743247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 THREE LINCOLN CENTRE, 5430 LBJ FREEWAY, DALLAS, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)

(972) 934-9227

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock No Par Value	ATO	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2024, Michelle H. Faulk, Director of Accounting Services and Financial Reporting for Atmos Energy, was appointed by the Board of Directors as Vice President and Controller, effective October 1, 2024. In this role she will serve as the Company’s principal accounting officer.

Ms. Faulk, 47, joined Atmos Energy in 2009 where she served as Manager, Financial Reporting. In 2017, she became Director, Financial Reporting, before she assumed her role as Director of Accounting Services and Financial Reporting in 2020. Before joining the company in 2009, she was a Senior Manager with KPMG LLP in the firm’s audit group, where she began her career upon graduation from Texas Christian University in May 2001. Although Atmos Energy is not a party to any employment agreement with Ms. Faulk, her base salary will be $265,000 and she will be eligible to participate in all applicable incentive, benefit, change in control and other executive compensation plans offered by the company to its corporate officers. Ms. Faulk has not received any grant or award under any company plan, contract or arrangement in connection with her appointment.

Ms. Faulk succeeds Richard M. Thomas, current Vice President and Controller for Atmos Energy, who was promoted to Vice President, Financial Services by the Board of Directors, effective October 1, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION
(Registrant)

DATE: September 24, 2024	By:	/s/ CHRISTOPHER T. FORSYTHE
Christopher T. Forsythe
Senior Vice President and Chief Financial Officer

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